Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17941, 333-79895, 333-68130, 333-90840, 333-119850, and 333-129421 on Form S-8 and 333-130404 on Form S-3ASR of our reports dated February 29, 2008 relating to the financial statements of Marina District Development Company, LLC and subsidiary appearing in the Annual Report on Form 10-K of Boyd Gaming Corporation and subsidiaries for the years ended December 31, 2007 and 2006.

/S/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 29, 2008